Exhibit 10.7

FIXED RATE NOTE

Note Date: February 26, 2010	$250,000.00
Maturity Date: February 26, 2015

FOR VALUE RECEIVED, HIGHWATER ETHANOL, LLC, a Minnesota limited liability company (“BORROWER”), promises to pay to the order of Granite Falls Bank in care of FIRST NATIONAL BANK OF OMAHA (“AGENT”), at its principal office or such other address as AGENT or holder may designate from time to time, the principal sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), or the amount shown on AGENT’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below.  Absent manifest error, AGENT’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This FIXED RATE NOTE is executed pursuant to a Construction Loan Agreement between BORROWER and BANKS dated as of April 24, 2008, (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the “AGREEMENT”).  All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.

INTEREST ACCRUAL.  Interest on the principal amount outstanding shall accrue at the rate provided for in the AGREEMENT, and adjusting as provided for in the AGREEMENT.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REPAYMENT TERMS.  Principal shall be due and payable in the amounts and on the dates set forth in Schedule I attached to the AGREEMENT, and incorporated herein by reference, and accrued and unpaid interest shall be due and payable in arrears on the same dates that principal installments are due.  Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on March 1, 2015, if not sooner paid.

PREPAYMENT.  This FIXED RATE NOTE may be prepaid in accordance with the terms of the AGREEMENT and the payment of the fees, costs and expenses provided for in the AGREEMENT.

ADDITIONAL TERMS AND CONDITIONS.  This FIXED RATE NOTE is executed pursuant to the AGREEMENT.  The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this FIXED RATE NOTE by reference.

The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT.  If the maturity date of this FIXED RATE NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity.  The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur.  No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy.  Without limiting the generality of the foregoing, BANK’s waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT.  BANK may rescind any acceleration of this FIXED RATE NOTE without in any way waiving or affecting any acceleration of this FIXED RATE NOTE in the future as a consequence of an EVENT OF DEFAULT.  BANK’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this FIXED RATE NOTE made by BANK.

Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by BANK in collecting and/or enforcing this FIXED RATE NOTE.  Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  BORROWER and any other person who signs, guarantees or endorses this FIXED RATE NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this FIXED RATE NOTE.

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Executed as of the Note Date first above written.

HIGHWATER ETHANOL, LLC, a Minnesota limited liability company

By:	/s/ Brian Kletscher
Title:	CEO